Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	William E. Doyle, Jr.
June 2, 2010		Paul M. Harbolick, Jr.
(703) 814-7200
Alliance Bankshares Regains Compliance with NASDAQ Continued Listing Standards
CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ — ABVA) (“Bankshares”) today announced that it has received a notice from the NASDAQ Stock Market (“NASDAQ”) stating that Bankshares has regained compliance with NASDAQ’s continued listing requirements. Accordingly, Bankshares will be removed from NASDAQ’s list of noncompliant companies and the noncompliance indicator will be removed from Bankshares’ “ABVA” stock symbol.
On May 26, 2010 Bankshares received a notice from NASDAQ indicating that Bankshares was not in compliance with NASDAQ’s continued listing requirements because Bankshares did not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 (the “Form 10-Q”). As previously announced, Bankshares received a similar notice from NASDAQ after Bankshares did not timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Form 10-K”).
On May 28, 2010, Bankshares filed the Form 10-K and the Form 10-Q with the Securities and Exchange Commission. As a result, on June 1, 2010, Bankshares received written confirmation from NASDAQ that Bankshares had regained compliance with NASDAQ’s continued listing requirements. “We are pleased to have regained compliance with NASDAQ’s continued listing requirements,” said William E. Doyle, Jr., President and CEO of Bankshares.
Alliance Bankshares Corporation is a single-bank holding company headquartered in Chantilly, Virginia. Its subsidiary, Alliance Bank Corporation, has six full service banking facilities in the greater Washington, D.C. Metropolitan region which cater to small-to-medium sized businesses, professionals, entrepreneurs and families throughout the metropolitan region.
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to these forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the Company’s most recent report on Form 10-K and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###